Exhibit 23.18

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Members of the Board:

We hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, we consent to the summary of, and reference to, any appraisal reports produced by our firm Southwest Georgia Appraisal Service for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. We consent to the reference to any updated appraisal information we provide on these properties. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

(Signature)	/s/ Artie Griner	CG001313 STATE OF GA
(Name, Accreditation)
(Company)
Southwest GA Appraisal Service

229/377-6633		RESIDENTIAL
P.O. Box 389	ARTIE GRINER	COMMERCIAL
CAIRO, GEORGIA 39828	STATE CERTIFIED APPRAISER NO CG001313	FARMS